Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
ProLogis:

We consent to the incorporation by reference in Registration Statement Nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150, 333-102166, 333-105717 and 333-124368 on Form S-3 and Registration Statement Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274 and 333-97895 on Form S-8, of ProLogis of our report dated March 14, 2005 except as to paragraphs 17 and 50 of note 2, paragraphs 4 and 5 of note 6, paragraph 4 of note 12 and note 19, which are as of June 30, 2005 with respect to the consolidated balance sheets of ProLogis and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 and our reports dated March 14, 2005 with respect to the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 report on Form 8-K dated July 13, 2005 of ProLogis.

Los Angeles, California
July 11, 2005